Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262411

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated February 9, 2022)

NEPTUNE WELLNESS SOLUTIONS INC.

US$5,000,002

1,300,000 Common Shares

1,945,526 Series C Common Share Purchase Warrants

1,945,526 Series D Common Share Purchase Warrants

645,526 Pre-Funded Common Share Purchase Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,300,000 common shares (the “Offered Shares”) of Neptune Wellness Solutions Inc. (the “Company”, “Neptune” or “we”), 1,945,526 Series C common share purchase warrants the (“Series C Warrants”), 1,945,526 Series D common share purchase warrants (the “Series D Warrants” and collectively with the Series C Warrants, the “Warrants”) (the “Warrants”), and 645,526 pre-funded common share purchase warrants (the “Pre-Funded Warrants” and, together with the Offered Shares and the Warrants, the “Securities”), directly to certain institutional purchasers (the “Purchasers”) under a securities purchase agreement entered into on June 21, 2022 between the Company and the Purchasers (the “Purchase Agreement”) (the “Offering”).

Each Warrant will entitle the holder to purchase up to a number of common shares equal to one hundred percent (100%) of the common shares and Pre-Funded Warrants purchased by the Purchaser in the Offering (the “Warrant Shares”) at an exercise price of US$2.32 per Warrant Share, subject to adjustment, will be immediately exercisable, and will expire 5 years from the date of issuance in the case of the Series C Warrants, and 2 years from the date of issuance, in the case of the Series D Warrants. Each Pre-Funded Warrant will entitle the holder to purchase one common share of the Company (each, a “Pre-Funded Warrant Share”) and shall terminate upon exercise in full of the Pre-Funded Warrant. The purchase price of the Pre-Funded Warrant is $2.5699 and the exercise price of the Pre-Funded Warrants is US$0.0001 per Pre-Funded Warrant Share. See “Description of Securities”.

Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and on the Nasdaq Stock Market (“NASDAQ”) under the symbol “NEPT.” On June 21, 2022, the last trading day prior to the date of this prospectus supplement, the closing price of the common shares on the TSX was US$2.79 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of C$1.00 = US$0.7735) and the closing price of the common shares on NASDAQ was US$2.835. The Company has applied to list the Offered Shares, Warrant Shares and Pre-Funded Warrant Shares on the TSX and NASDAQ. Listing of the Offered Shares, Warrant Shares and Pre-Funded Warrant Shares will be subject to the approval of the TSX and NASDAQ in accordance with their respective original listing requirements. The TSX and NASDAQ have not conditionally approved the Company’s listing applications and there is no assurance that the TSX and NASDAQ will approve the listing applications. See “Risk Factors - A liquid market in our common shares on the TSX or NASDAQ may not be maintained”.

Except as otherwise indicated, information in this prospectus reflect a one for thirty five (1-for-35) reverse split of our common shares, which we refer to as the “Share Consolidation,” as approved by our Board of Directors, which became effective on June 9, 2022. Certain of the information contained in the historical documents incorporated by reference in this prospectus present information on our common shares on a pre-Share Consolidation basis. Trading of our common shares on both the TSX and NASDAQ on a post-consolidated basis commenced as of the open of markets on June 13, 2022.

There is no established public trading market for the Warrants or the Pre-Funded Warrants, and the Company does not expect a market to develop, and Purchasers may not be able to resell the Warrants or the Pre-Funded Warrants purchased under this prospectus supplement and the accompanying prospectus. In addition, the Company does not intend to apply for listing of the Warrants or Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. This may affect the pricing of the Warrants and the Pre-Funded Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants and the Pre-Funded Warrants, and the extent of issuer regulation. See “Risk Factors”.

H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) is acting in the United States as exclusive placement agent for the offering pursuant to the terms and conditions of an engagement agreement, dated as of June 18, 2022, between the Company and Wainwright (the “Placement Agreement”). Wainwright has agreed to use its reasonable best efforts to arrange for the sale of all of the Securities offered hereby. The Placement Agent is not purchasing or selling any of the Securities offered pursuant to this prospectus supplement. The Securities will be sold directly to the Purchasers pursuant to the Purchase Agreement. See “Plan of Distribution”.

The Offering Price was determined by arm’s length negotiation between the Company, Wainwright and the Purchasers, with reference to the prevailing market prices of our common shares.

Price: US$2.57 per Offered Share and Warrants

	Price to the Public		Placement Agent’s Fee(1)		Net Proceeds to the Company(2)
Per Offered Share and Warrants	US$	2.57	US$	0.167	US$	2.403
Total	US$	5,000,002	US$	325,000	US$	4,675,000

Notes:

(1)

The Company has agreed to pay to Wainwright a fee (the “Agent’s Fee”) equal to 6.5% of the gross proceeds realized from the offering in consideration for its services rendered in connection with the offering.

(2)	After deducting the Agent’s Fee but before deducting the expenses of the offering payable by the Company, which are estimated to be approximately US$320,450.

We have applied to list the Offered Shares, the Warrant Shares and the Pre-Funded Warrant Shares on the TSX. For the purposes of TSX approval, we are expecting to rely on the exemption set forth in Section 602.1 of the TSX Company Manual available to “Eligible Interlisted Issuers,” since the Company’s common shares are also listed on the Nasdaq Capital Market and had less than 25% of the overall trading volume of our listed securities occurring on all Canadian marketplaces in the twelve months immediately preceding the date on which application was made to the TSX to approve the Offering.

The delivery of the Offered Shares to the Purchasers will be settled under the book-based system through the facilities of The Depository Trust Company (“DTC”), or by such other means as the Company and the Purchasers may agree. Unless otherwise determined by the Company and the Purchasers, the Purchasers will receive only a customer confirmation from the registered dealer that is a DTC participant through which the Offered Shares are purchased. Certificates representing the Warrants and the Pre-Funded Warrants will be in definitive form and available for delivery to Purchasers at closing of the offering.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 21, 2022.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Securities being offered and also adds to and updates information contained in the second part and the documents incorporated by reference therein. The second part, the Form F-3 registration statement (File No. 333-262411) that was declared effective by the SEC on February 9, 2022, of which this prospectus supplement forms a part (the “Registration Statement”) gives more general information, some of which may not apply to all the Securities being offered under this prospectus supplement. This prospectus supplement is deemed to be incorporated by reference into the Registration Statement solely for the purpose of the Securities offered by this prospectus supplement. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the Registration Statement. We have not authorized anyone to provide you with different information. We are also not making an offer for the securities covered by the Registration Statement in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this prospectus supplement or the Registration Statement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in this prospectus supplement or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Securities offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying Registration Statement, you should rely on the information contained in this prospectus supplement.

We have prepared this prospectus supplement in accordance with United States disclosure requirements. Our annual consolidated financial statements that are incorporated by reference into this prospectus supplement and the Registration Statement have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities offered by this prospectus supplement.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada.

Purchasers may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

EXCHANGE RATE INFORMATION

The following table sets forth (i) the exchange rates for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, on the last day of each month during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the rate of exchange as reported by the Bank of Canada for conversion of U.S. dollars into Canadian dollars:

	Nine Months Ended December 31,		Year Ended March 31,
	2021	2020	2021	2020
Rate at the end of period	0.7888	0.7854	0.7952	0.7049
Average rate during period	0.8006	0.7467	0.7575	0.7517
Highest rate during period	0.8306	0.7863	0.8029	0.7710
Lowest rate during period	0.7727	0.7034	0.7034	0.6898

On June 21, 2022, the daily average exchange rate for the U.S. dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = CDN$1.2929. Purchasers should be aware that foreign exchange rate fluctuations are likely to occur from time to time, and the Company does not make any representation with respect to future currency values. Purchasers should consult their own advisors with respect to the potential risk of currency fluctuations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain or incorporate by reference certain information and statements that may constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions, the effect of the covid-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Such statements are based on a number of assumptions and risks that may prove to be incorrect, including, without limitation, assumptions about:

•	our ability to successfully manage our liquidity and expenses, and continue as a going concern;

•	the performance of our production facility;

•	our ability to obtain and maintain the required authorizations for our production facility;

•	our ability to maintain customer relationships and demand for our products;

•	the overall business and economic conditions;

•	the potential financial opportunity of our addressable markets;

•	the competitive environment;

•	the protection of our current and future intellectual property rights;

•	our ability to recruit and retain the services of our key personnel;

•	our ability to develop commercially viable products;

•	our ability to pursue new business opportunities such as legal cannabis production;

•	our ability to obtain additional financing on reasonable terms or at all;

•	our ability to integrate our acquisitions and generate synergies; and

•	the impact of new laws and regulations in Canada, the United States or any other jurisdiction where we are currently doing business or intend to do business.

Certain forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this prospectus supplement describe our expectations as of the date of this prospectus supplement and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference in the Registration Statement solely for the purpose of this offering. Other documents are also incorporated or deemed to be incorporated by reference in the Registration Statement and reference should be made to the Registration Statement for full particulars thereof.

Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 (telephone (450) 687-2262). Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at www.neptunewellness.com.

The following documents, filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the Registration Statement:

(a)	the Annual Report of the Company on Form 40-F dated July 15, 2021 for the year ended March 31, 2021 (the “Form 40-F”) filed with the SEC on July 16, 2021;

(b)

the unaudited condensed consolidated interim financial statements of the Company for the three-month and nine-month periods ended December  31, 2021 and 2020, together with the notes thereto, included as Exhibit 99.2 to the Form 6-K furnished to the SEC on February 10, 2022;

(c)

the management’s discussion and analysis of the Company for the three-month and nine-month periods ended December 31, 2021 and 2020 (the “Q3 MD&A”), included as Exhibit 99.1 to the Form 6-K furnished to the SEC on February 10, 2022;

(d)

the management information circular of the Company dated July 30, 2021 prepared in connection with the Company’s annual and special meeting of shareholders held on August  26, 2021, included as Exhibit 99.2 to the Form 6-K furnished to the SEC on August 2, 2021;

(e)

the Notices of Change of Auditor of the Company dated September 23, 2021 and October 22, 2021, which were included as Exhibit 99.1 and 99.2, respectively, to the Form 6-K furnished to the SEC on November 4, 2021;

(f)	the Form 6-Ks furnished to the SEC on January 28, 2022 and March 14, 2022; and

(g)	the Current Reports on Form 8-K filed with the SEC on May 19, 2022, June 13, 2022 and June 14, 2022.

Information in the documents referred to above that are incorporated by reference in this prospectus that were filed prior to the 1-for-35 Share Consolidation that was effective on June 9, 2022 do not reflect the effect of the Share Consolidation.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Securities offered by this prospectus supplement and the prospectus are incorporated by reference into this prospectus supplement and the prospectus and form part of this prospectus supplement and the prospectus from the date of filing or furnishing of these documents. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this prospectus supplement and the prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Shares we are offering. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus supplement carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-6, and any related free writing prospectus as well as the other documents that we incorporate by reference into this prospectus including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Neptune Wellness Solutions Inc. Overview

Neptune was incorporated under Part IA of the Companies Act (Quebec) on October 9, 1998 and is now governed by the Business Corporations Act (Quebec). The common shares are listed and posted for trading on the TSX and NASDAQ under the symbol “NEPT”. On September 21, 2018, Neptune amended its articles to change its name to “Neptune Wellness Solutions Inc.”

Neptune is a diversified and fully integrated health and wellness company with a brand portfolio of consumer packaged goods. With a mission to redefine health and wellness, Neptune is focused on building a broad pipeline of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost efficient manufacturing and supply chain infrastructure that can be scaled up and down or into adjacent product categories to identify new innovation opportunities, quickly adapt to consumer preferences and demand, and bring new products to market through its mass retail partners and e-commerce channels. Leveraging decades of expertise in product formulation, registration, and supply chain management, Neptune also provides turnkey product development and supply chain solutions to business customers primarily in the nutraceutical industry.

Neptune’s head office and registered office is located at 545 Promenade du Centropolis, Suite 100, Laval, Quebec, Canada, H7T 0A3. Our main telephone number is (450) 687-2262. Our corporate website is www.neptunecorp.com. Information contained on our website is not part of this prospectus supplement nor is it incorporated by reference herein.

Recent Developments

March 2022 Offering

On March 10, 2022, we entered into a definitive agreement with a single strategic consumer-focused institutional investor for the purchase and sale of (i) 18,500,000 of our common shares and (ii) 6,500,000 pre-funded warrants, with each Pre-Funded Warrant exercisable for one common share (the “March 2022 Offering”). The common shares and the pre-funded warrants were sold together with Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 25,000,000 common shares and Series B Warrants (the “Series B Warrants” and collectively with the Series A Warrants, the “Common Warrants”) to purchase up to an aggregate of 25,000,000 common shares. Each Common Share and the accompanying Common Warrants were sold together at a combined offering price of US$0.32, and each Pre- funded Warrant and accompanying Common Warrants were sold together at a combined offering price of US$0.32, for aggregate gross proceeds of approximately US$8.0 million and aggregate net proceeds of US$7.6 million after deducting fees and other estimated offering expenses. The Pre- Funded Warrants were funded in full at closing except for a nominal exercise price of US$0.0001 and were exercisable commencing on the Closing Date, and shall terminate when such Pre-Funded Warrant is exercised in full. The Series A Warrants have an exercise price of US$0.32 per share and are exercisable six months after the closing date, and expire five and one half years from the date of issuance. The Series B Warrants have an exercise price of US$0.32 per share and are exercisable six months after the closing date, and will expire 18 months from the date of issuance. A.G.P./Alliance Global Partners acted as sole placement agent for the March 2022 Offering. The March 2022 Offering closed on March 14, 2022. As of the date of this prospectus supplement, all of the Pre-Funded warrants have been exercised in full and have terminated. The Series A and Series B warrants remain outstanding.

Refocused Strategy and Realignment of Resources

On June 8, 2022, we announced that we are refocusing our strategy and realigning our resources around our Consumer Packaged Goods business (the “Strategic Plan”). The Strategic Plan focuses on two primary actions: (1) a planned divestiture of our Canadian cannabis business and (2) a realignment of focus and operational resources toward increasing the value of our consumer products business. The Strategic Plan is expected to reduce global headcount by approximately 50% and an estimated charge of CAD$1 million in the first quarter of fiscal 2023.

Expected Impairment Charges

In our annual financial statements for the year ended March 31, 2022, we expect to record impairment and related charges of between CAD$22 million and CAD$33 million (US$17.1 million and US$25.6 million). This is an estimate of the charges, which could further increase or decrease upon completion of such financial statements. The impairment and related charges arising from the Sprout business are estimated to be between CAD$12 million and CAD$13 million and the balance of CAD$10 million and CAD$20 million is related to our Canadian cannabis business.

Liquidity and Going Concern

We are actively managing our liquidity and expenses and there is substantial doubt that our current cash position, even if this offering is consummated, will be sufficient to continue as a going concern. As of June 16, 2022, we had approximately CAD$2.9 million (US$2.3 million) in cash and cash equivalents. We believe our current cash position and the net proceeds of US$4,354,550 in this offering will be sufficient to operate our business for 2 to 3 months under our current business plan. In addition, we are pursuing several cash generating transactions as well as planning for further expense reductions which, if successful, would be sufficient to operate our business through the fiscal year end. We will need substantial additional funding beyond the proceeds of this Offering. There can be no assurance that any cash generating transaction will be completed or that our expense reductions measures will be sufficient to continue as a going concern.

Changes to Board of Directors and Management

On May 18, 2022, our Board of Directors appointed Mr. Philip Sanford as an independent director. Mr. Sanford was appointed to the Board of Directors’ Audit Committee and Governance Committee.

On June 13, 2022, our Board of Directors appointed Mr. Raymond Silcock Executive Vice President and Chief Financial Officer, effective July 25, 2022. In connection with the appointment of Mr. Silcock, Mr. Randy Weaver, our Interim Chief Financial Officer, will remain in his position until July 25, 2022.

Share Consolidation

On June 9, 2022, we effected the Share Consolidation. In the Share Consolidation, each fractional common share remaining after completion of the Share Consolidation that is less than one (1) whole common share was increased to one (1) whole common share.

THE OFFERING

Securities offered

1,300,000 Offered Shares, 1,945,526 Series C Warrants, 1,945,526 Series D Warrants, and 645,526 Pre-Funded Warrants

Each Warrant will entitle the holder to purchase a Warrant Share at an exercise price of US$2.32 per Warrant Share. Each Warrant will be exercisable commencing on the date of issuance, and will expire 5 years from the date of issuance, in the case of Series C Warrants, and 2 years from the date of issuance, in the case of Series D Warrants.

Each Pre-Funded Warrant will entitle the holder to purchase one Pre-Funded Warrant Share and shall terminate upon exercise in full of the Pre-Funded Warrant. The exercise price of the Pre-Funded Warrants will be US$0.0001 per Pre-Funded Warrant Share. See “Description of the Securities” on page S-9.

Common Shares Outstanding after Offering(1)	7,614,434 common shares

Manner of offering	The Securities are being offered and sold to the Purchasers in a registered direct offering, directly to certain accredited and/or institutional Purchasers under a Purchase Agreement entered into on June 21, 2022 between the Company and the Purchasers. Wainwright has agreed to act as exclusive placement agent for the offering. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from the offering of Securities under this prospectus supplement for working capital and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Trading symbols	Our common shares are listed on the TSX and on NASDAQ under the symbol “NEPT”.

Risk Factors	Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

(1)

The number of common shares to be outstanding immediately after this offering as shown above is based on 5,668,908 common shares outstanding as of June 21, 2022. Unless otherwise indicated, the number of common shares presented in this prospectus supplement excludes:

•	562,413 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of US$90.99 per share;

•	2,102,362 common shares issuable upon the exercise of warrants having a weighted-average exercise price of US$53.54 per share;

•	4,308 deferred share units; and

•	22,820 restricted share units.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Warrants.

RISK FACTORS

Investing in our Securities is speculative and involves a high degree of risk. You should carefully consider the risks set out below and the other documents incorporated by reference in this prospectus supplement that summarize the risks that may materially affect us and our business before making an investment in the common shares. Please see “Documents Incorporated by Reference”. If any of these risks occur, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. The risks set out in this prospectus supplement are not the only risks we face. You should also refer to the other information set forth in this prospectus supplement as well as those incorporated by reference herein and therein, including financial statements and the related notes, for further risks faced by us.

The Company and the Securities should be considered a speculative investment due to the high-risk nature of our business, and Purchasers should carefully consider all of the information disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein prior to making an investment in the Company. In addition, the following risk factors should be given special consideration when evaluating an investment in the Securities.

Risks Related to the Business

There is substantial doubt about our ability to continue as a going concern. We will need substantial additional funding beyond the net proceeds of this offering and may be unable to raise capital when needed.

There is substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient capital in this offering or otherwise raise funding as and when needed, our business, financial condition and results of operations will be materially and adversely affected. Even if we consummate this Offering, the capital raised in this Offering will not be sufficient to continue as a going concern and we may not be able to raise additional funding when needed. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital, enter into critical contractual relations with third parties, meet our obligations as they become due and otherwise execute our business strategy.

We are actively managing our liquidity and expenses, including by extending payables due and reducing investment in our businesses, and it is not certain that we will be ultimately successful in developing our business and remaining a going concern.

We are actively managing our liquidity and expenses, including by extending the term of payables due, and there is substantial doubt that our current cash position, even if this Offering is successful, will be sufficient to continue as a going concern. As of June 16, 2022, we had approximately CAD$2.9 million in cash and cash equivalents. We are also continuing to incur expenses that will cause us to expend cash in the short-term. We believe that our current cash position, assuming this offering is consummated with net proceeds of US$4,354,550, will be sufficient to operate our business for 2 to 3 months. We are pursuing several other cash generating transactions, including the Strategic Plan described above, as well as further expense reduction measures, but there can be no assurance that any transaction will be completed or that our expense reduction measures will be sufficient to continue as a going concern.

If our goodwill, amortizable intangible assets or property, plant and equipment become impaired, we will be required to record a significant charge to earnings.

Under generally accepted accounting principles, we review our amortizable intangible assets and property, plant and equipment for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is tested for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill, amortizable intangible assets or property, plant and equipment may not be recoverable, include reduced future cash flow estimates, anticipated divestitures, a decline in stock price and market capitalization, and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill, amortizable intangible assets or property, plant and equipment is determined, negatively impacting our results of operations. In addition, we expect to record impairment and related charges of between CAD$22 million and CAD$33 million in our annual financial statements for the year ended March 31, 2022, which could further increase or decrease upon completion of such financial statements.

We are currently, and may in the future be, subject to substantial litigation, investigations and proceedings that could cause us to incur significant legal expenses which may not be covered by insurance. These proceedings may result in changes in our business practices, harm our brands and reputation and adversely affect our business and operation results.

We and our subsidiaries are subject to federal, state, local, foreign and provincial health, safety, and labeling laws and regulations, including but not limited to the federal Food, Drug, and Cosmetic Act and regulations promulgated by the federal Food and Drug Administration; laws and regulations promulgated by the United States Department of Agriculture; the National Organic Program; and state, local, foreign, and provincial law equivalents. In addition, the California Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”) and implementing regulations impose testing and warning requirements for products containing any chemical known to the State of California to cause cancer and/or reproductive toxicity. Product recall laws and regulations also apply to our products.

The failure by us to comply with applicable health, safety, and labeling requirements could result in fines, penalties, injunctions, product recalls, enforcement actions, third-party claims for property damage and personal injury, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions, which could have a material adverse effect on our business, financial condition, or results of operations.

We rely on contract manufacturers to produce products in compliance with applicable health, safety, and labeling requirements. Further, as with any consumer-facing company selling food or nutraceutical products, there is always a chance of microbial contamination even under the most stringent manufacturing practices; thus, the risk of fines, penalties, injunctions, product recalls, enforcement actions, third-party claims for property damage and personal injury, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions is heightened where the company is not actively involved in the manufacturing practices.

On February 4, 2021, the United States House of Representatives Subcommittee on Economic and Consumer Policy, Committee on Oversight and Reform (“Subcommittee”), published a report, “Baby Foods Are Tainted with Dangerous Levels of Arsenic, Lead, Cadmium, and Mercury” (the “Report”), which stated that, with respect to Sprout, a company in which Neptune acquired a 50.1% stake, “Independent testing of Sprout Organic Foods” has confirmed that their baby foods contain concerning levels of toxic heavy metals.” The Report further stated that after receiving reports alleging high levels of toxic metals in baby foods, the Subcommittee requested information from Sprout but did not receive a response. On February 11, 2021, the Subcommittee contacted Sprout, reiterating its requests for documents and information about toxic heavy metals in Sprout’s baby foods. Sprout provided an initial response to the Subcommittee on February 25, 2021. The pending inquiries and potential findings could have a material adverse effect on our business, financial condition, or results of operations.

On March 16, 2021, a purported class action, captioned Marvin Gong v. Neptune Wellness Solutions, et al., was filed in the United States District Court for the Eastern District of New York against the Company and certain of its current and former officers. While the Company believes that the Class Action is without merit and plans to vigorously defend itself against these claims, there can be no assurance that the Company will prevail in the lawsuits. The Company cannot currently estimate the possible loss or range of losses, if any, that it may experience in connection with these litigations.

We also are subject to federal, state, local, foreign and provincial laws, rules and regulations concerning advertising and marketing, including but not limited to those prohibiting unfair, deceptive, and/or abusive trade practices. Violations of advertising and marketing requirements can result in fines, penalties, injunctions, disgorgement of profits, full restitution for injury suffered by consumers, rescission of contracts, enforcement actions, regulatory or judicial orders requiring corrective measures, and attorneys’ fees associated with prosecuting such actions.

Accordingly, we are exposed to potential liabilities and reputational risk associated with litigation, regulatory proceedings and government investigations and enforcement actions for the failure of us to comply with applicable health, safety, and labeling requirements and advertising and marketing requirements. Any adverse judgment in or settlement of any pending or any future litigation or investigation could result in payments, fines and penalties that could adversely affect our business, results of operations and financial condition and which may not be covered by insurance. Regardless of the merits of the claims and the outcome, legal proceedings have resulted in, and may continue to result in, significant legal fees and expenses as well as diversion of management’s and employee time and other resources, and adverse publicity. Such proceedings could also adversely affect our business, results of operations and financial condition. If the Company is unsuccessful in its defense of material litigation claims or is unable to settle the claims, the Company may be faced with significant monetary damage awards or other remedies against it including injunctive relief that could have a material adverse effect on the Company’s business, financial condition and results of operations. Administrative or regulatory actions against the Company or its employees could also have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to the Offering

A return on the Securities is not guaranteed.

There is no guarantee that the Securities will earn any positive return in the short term or long term. Investing in the Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. Investing in the Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

We have broad discretion in the use of proceeds from the offering.

Our management will have broad discretion with respect to the application of net proceeds received by us from the sale of the Securities under this prospectus supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Securities. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common shares to decline.

Future issuances of securities may result in substantial dilution to the Purchasers under the offering.

We may issue or sell additional common shares or other securities that are convertible or exchangeable into common shares in subsequent offerings or may issue additional common shares or other securities to finance future acquisitions. We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the common shares. Sales or issuances of substantial numbers of common shares or other securities that are convertible or exchangeable into common shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the common shares. With any additional sale or issuance of common shares or other securities that are convertible or exchangeable into common shares, Purchasers will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options, warrants or other convertible securities convert or exercise their securities and sell the common shares they receive, the trading price of the common shares on the TSX and on NASDAQ may decrease due to the additional amount of common shares available in the market.

The market price of our common shares may be volatile.

The market price of our common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of common shares to sell their securities at an advantageous price. Market price fluctuations in our common shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the common shares.

Financial markets have periodically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our common shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of our common shares may be materially adversely affected.

A liquid market in our common shares on the TSX or NASDAQ may not be maintained.

Purchasers may be unable to sell significant quantities of common shares into the public trading markets without a significant reduction in the price of their common shares, or at all. There can be no assurance that there will be sufficient liquidity of the common shares on the trading market, and that we will continue to meet the listing requirements of the TSX and NASDAQ or achieve listing on any other public stock exchange. There can be no assurance that an active and liquid market for our common shares will be maintained, and a Purchaser may find it difficult to resell common shares.

We have also applied to list the Offered Shares, the Warrant Shares and the Pre-Funded Warrant Shares on the TSX and the NASDAQ. Listing is subject to approval by the TSX and NASDAQ in accordance with their respective original listing requirements. The TSX and NASDAQ have not conditionally approved the listing applications and there is no assurance that the TSX and NASDAQ will approve the listing applications.

There is currently no established public trading market for the Warrants or the Pre-Funded Warrants.

There is no established public trading market for the Warrants or Pre-Funded Warrants, and we do not expect such a market to develop. In addition, we do not plan on making an application to list the Warrants or Pre-Funded Warrants on the TSX, NASDAQ, or any other securities exchange or other trading system. This may affect the pricing of the Warrants and the Pre-Funded Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants and the Pre-Funded Warrants, and the extent of issuer regulation. Except in limited circumstances specified in the Warrants or Pre-Funded Warrants, holders of the Warrants and the Pre-Funded Warrants will not be entitled to any voting rights, dividends or other rights as shareholders of the Company, prior to the exercise of their Warrants or Pre-Funded Warrants. In addition, the Warrants have an exercise price of US$2.32 per Warrant Share, will be exercisable immediately, and will expire 5 years following the date of issuance, in the case of the Series C Warrants, and 2 years following the date of issuance, in the case of the Series D Warrants. If the price of the common shares does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

USE OF PROCEEDS

We estimate our net proceeds from the offering will be US$4,354,550 after deducting the Agent’s Fee and expenses and other estimated expenses under the offering. We currently intend to use the net proceeds from the sale of the Securities offered under this prospectus supplement, for working capital and other general corporate purposes. There may be circumstances where on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, we will have broad discretion in the application of the proceeds of this offering. We incurred operating losses and negative operating cash flow for the fiscal year ended March 31, 2021 and for the nine months ended December 31, 2021. The Company expects to use the net proceeds from the offering in pursuit of its ongoing general business objectives. To that end, a substantial portion of the net proceeds from the offering are expected to be allocated to working capital requirements. To the extent that we have negative operating cash flows in future periods, we may need to deploy a portion of the net proceeds from the offering and/or our existing working capital to fund such negative cash flow.

Our ultimate use might vary substantially from what is stated in this prospectus supplement and will depend on a number of factors, including those referred to under “Risk Factors” in the accompanying prospectus and any other factors set forth in this prospectus supplement.

All expenses relating to the offering under this prospectus supplement, will be paid out of the gross proceeds of the offering.

DESCRIPTION OF THE SECURITIES

Our authorized share capital is comprised of an unlimited number of common shares and an unlimited number of preferred shares, issuable in one or more series. By way of by-law, in accordance with our articles of incorporation, we created the “Series A Preferred Shares”, which are non-voting shares.

As of the date of this prospectus supplement, there were a total of (i) 5,668,908 common shares and no preferred shares issued and outstanding, (ii) nil pre-funded warrants to purchase common shares issued and outstanding, (iii) 2,102,362 warrants to purchase common shares issued and outstanding (iv) 562,413 options to purchase common shares issued and outstanding, (v) 4,308 deferred share units issued and outstanding, and (vi) 22,820 restricted share units issued and outstanding.

Common Shares

Voting Rights

Each common share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of our shareholders. Each common share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of preferred shares ranking before the common shares as to dividends, the holders of common shares are entitled to receive dividends as declared by our board of directors from our funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of our voluntary or involuntary winding-up or dissolution, or any other distribution of our assets among our shareholders for the purposes of winding up our affairs, the holders of common shares shall be entitled to receive, after payment by the Company to the holders of preferred shares ranking prior to common shares regarding the distribution of our assets in the case of winding-up or dissolution, share for share, the remainder of our property, with neither preference nor distinction.

Pre-Funded Warrants

The Pre-Funded Warrants issued under the offering will be issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”). Reference should be made to the Pre-Funded Warrant Certificate for the full text of attributes of the Pre-Funded Warrants.

Each whole Pre-Funded Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Pre-Funded Warrant Share at any time until the Pre-Funded Warrants are exercised in full. The exercise price will be US$0.0001 per Pre-Funded Warrant. The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Pre-Funded Warrants. The Pre-Funded Warrants may be exercised on a “net” or “cashless” basis at any time.

The Pre-Funded Warrant Certificate will provide that the number of underlying Pre-Funded Warrant Shares and exercise price of the Pre-Funded Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Pre-Funded Warrant Certificate will also provide that, during the period in which the Pre-Funded Warrants are exercisable, it will give notice to holders of Pre-Funded Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with certain specified mergers, sales, business combinations, recapitalizations or similar events (a “Fundamental Transaction”), holders of the Pre-Funded Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares in respect of the Pre-Funded Warrant Shares that would be issuable upon exercise of the Pre-Funded Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction.

There is currently no market through which the Pre-Funded Warrants may be sold, and Purchasers may not be able to resell the Pre-Funded Warrants purchased under this prospectus supplement. The Pre-Funded Warrant Certificate will also contain restrictions on the number of Pre-Funded Warrant Shares that may be acquired by the holder of Pre-Funded Warrants upon any exercise of the Pre-Funded Warrants that would result in the holder and its affiliates holding in excess of 4.99% (or, at the option of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon exercise of such Pre-Funded Warrants, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. No fractional Pre-Funded Warrant Shares will be issuable upon the exercise of any Pre-Funded Warrants. Holders of Pre-Funded Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Pre-Funded Warrants.

Warrants

The Warrants issued under the offering will be issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Warrants (the “Warrant Certificate”). Reference should be made to the Warrant Certificate for the full text of attributes of the Warrants.

Each whole Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Warrant Share at an exercise price of US$2.32 per share on or prior to 5:00 p.m. (New York time) on the date that is 5 years from the date of issuance, in the case of the Series C Warrants, and 2 years from the date of issuance, in the case of the Series D Warrants, after which time the Warrant will be void and of no value. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Warrants. The Warrants may be exercised on a “net” or “cashless” basis to the extent that the Company does not have an effective registration statement registering (or the related prospectus is not available) the Warrant Shares issuable upon exercise of the Warrants. We have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to common shares issuable upon exercise of the Warrants until the expiration of the Warrants.

The Warrant Certificate will provide that the number of underlying Warrant Shares and exercise price of the Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Warrant Certificate will also provide that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with a Fundamental Transaction, holders of the Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares in respect of the Pre-Funded Warrant Shares that would be issuable upon exercise of the Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction. Holders of the Warrants will also have the option, within 30 days of the closing of a Fundamental Transaction, to require the Company (or its successor) to repurchase their Warrants in cash or, if the Fundamental Transaction is not in the Company’s control, in the consideration received by other holders of common shares in respect of such Fundamental Transaction, at a value determined by using the Black-Scholes option pricing model.

There is currently no market through which the Warrants may be sold, and the Purchasers may not be able to resell the Warrants purchased under this prospectus supplement. The Warrant Certificate will also contain restrictions on the number of Warrant Shares that may be acquired by a holder of Warrants upon any exercise of the Warrants that would result in the holder and its affiliates holding in excess of 4.99% (or, at the option of the holder, 9.99%) of the number of common shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of such Warrants, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. No fractional Warrant Shares will be issuable upon the exercise of any Warrants. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Warrants.

CERTAIN CANADIAN FEDERAL AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

The acquisition of the Securities described herein may subject the Purchasers to tax consequences in both the U.S. and Canada. This prospectus supplement does not describe these tax consequences and we are not providing the Purchasers or anyone else with legal or tax advice. The Purchasers should consult their own tax advisors with respect to the tax and legal consequences of acquiring, holding, and disposing of Securities applicable to the particular circumstances of such Purchasers.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, we have engaged H.C. Wainwright & Co., LLC, or Wainwright, as our exclusive placement agent for this offering. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their reasonable “best efforts” to arrange for the sale of shares by us. Therefore, we may not sell the entire amount of shares being offered. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

Upon the closing of this offering, we will pay Wainwright a cash transaction fee equal to 6.5% of the aggregate gross proceeds to us from the sale of the shares in the offering. We have also agreed to pay Wainwright a non-accountable expense allowance of $35,000, up to $50,000 of legal counsel and other out-of-pocket expenses and clearing expenses of $15,950. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $219,500.

Wainwright shall also be entitled to the foregoing cash compensation with respect to certain investors contacted by Wainwright or introduced to the Company by Wainwright during the term of the engagement letter that invest in any subsequent capital-raising transaction during the 6-month period following the termination or expiration of the engagement letter.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 23, 2022, subject to the Company fulfilling all the requirements of the TSX and NASDAQ.

For the purposes of the TSX approval, the Company is relying on the exemption set forth in Section 602.1 of the TSX Company Manual available to “Eligible Interlisted Issuers,” since our common shares are also listed on the Nasdaq Capital Market and had less than 25% of the overall trading volume of its listed securities occurring on all Canadian marketplaces in the twelve months immediately preceding the date on which application was made to TSX to approve the offering.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The form of securities purchase agreement will be filed as an exhibit to our Current Report on Form 8-K with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have no present arrangements with Wainwright for any further services.

The transfer agent and registrar for the Common Shares in Canada and the United States is Computershare Trust Company of Canada at its offices in Montreal, Québec.

Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and on the Nasdaq Stock Market (“NASDAQ”) under the symbol “NEPT.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

•	on an actual basis;

•

on a pro forma basis, to give effect to the issuance and sale of common shares and warrants in the March 2022 Offering, including the exercise in full of the pre-funded warrants issued in that offering, excluding the proceeds, if any, from the exercise of the other warrants issued in that offering and after deducting the placement agent fees and offering expenses payable by us in such offering; and

•

on a pro forma as adjusted basis, to give effect to the issuance and sale in this offering of the Securities at the offering price of US$2.57 per share, assuming the exercise in full of the Pre-Funded Warrants, excluding the proceeds, if any, from the exercise of the Warrants issued in this offering and after deducting the placement agent fees and estimated offering expenses payable by us; and

	As of December 31, 2021
	Actual	Pro forma	Pro forma as adjusted (1)
Liabilities
Trade and other payables	$30,690,536	$30,690,536	30,690,536
Other current liabilities	$2,111,401	$2,111,401	2,111,401

Total current liabilities	$32,801,937	$32,801,937	32,801,937
Lease liabilities	$3,017,158	$3,017,158	3,017,158
Liability related to warrants	$—	$8,810,408	15,274,908
Loans and borrowings	$14,425,126	$14,425,126	14,425,126
Other liability	$626,795	$626,795	626,795

Total non-current liabilities	$18,069,079	$26,879,487	33,343,987
Equity
Share Capital	$387,940,705	$388,968,710	388,968,710
Warrants	$23,918,210	$23,918,210	23,918,210
Contributed surplus	$70,250,746	$70,250,746	70,250,746
Accumulated and other comprehensive income	$945,553	$945,553	945,553
Deficit	$(383,272,779)	$(383,689,462)	(384,233,962)

Total equity attributable to equity holders of the Corporation	$99,782,435	$100,393,758	99,689,774
Non-controlling interest	$22,234,101	$22,234,101	22,234,101

Total liabilities and equity	$172,887,552	$182,309,283	188,069,799

(1)

As the accounting treatment of the warrants and the allocation between equity and liability components has not yet been determined, it is assumed for the purposes of the pro forma as adjusted capitalization that all of the proceeds have been allocated to the derivative warrant liabilities and therefore, all of the placement agent fees and estimated offering expenses have been allocated to deficit.

The number of issued and outstanding shares as of December 31, 2021 in the table excludes:

•	504,516 common shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of US$100.80 per share;

•	673,783 common shares issuable upon the exercise of warrants having a weighted-average exercise price of US$143.15 per share;

•	4,308 deferred share units; and

•	26,512 restricted share units.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any commissions and expenses reimbursed by us, if any, to be incurred in connection with the offering under this prospectus supplement. The amounts set forth below are in United States Dollars.

TSX Listing fees	$12,000
Printing Expenses	$5,000
Legal fees and expenses	$100,000
Accountants’ fees and expenses	$100,000
Transfer agent fees and expenses	$2,500

Total	$219,500

LEGAL MATTERS

Certain legal matters relating to this offering and the validity of the Securities offered by this prospectus supplement are being passed upon for Neptune by Osler, Hoskin & Harcourt LLP, Montreal, Quebec, Neptune’s Canadian counsel, and Troutman Pepper Hamilton Sanders LLP, Neptune’s U.S. counsel. Wainwright is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Neptune as of March 31, 2021 and 2020, and for the years ended March 31, 2021 and 2020, have been incorporated by reference, and include the effects of the adjustment to retrospectively apply the revision to segments as described in Note 24 to the consolidated financial statements. In addition, the consolidated financial statements of Neptune as of March 31, 2020 and 2019, and for the years ended March 31, 2020 and 2019, have been incorporated by reference herein and in the registration statement. Ernst and Young LLP (“EY”), the prior auditors of the Company, audited the consolidated financial statements of fiscal 2021. KPMG LLP (“KPMG”) were appointed auditors of the Company on October 22, 2021 and audited the consolidated financial statements of fiscal 2020 and 2019.

The consolidated financial statements of Neptune as of March 31, 2021 and for the year ended March 31, 2021 appearing in Neptune’s Annual Report on Form 40-F for the year ended March 31, 2021, and the effectiveness of Neptune’s internal control over financial reporting as of March 31, 2021 (excluding the internal control over financial reporting of Sprout Foods), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Neptune’s internal control over financial reporting contains an explanatory paragraph describing the above-referenced exclusion of Sprout Foods from the scope of such firm’s audit of internal control over financial reporting, and which conclude, among other things, that Neptune did not maintain effective internal control over financial reporting as of March 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

KPMG, an independent registered public accounting firm, audited the consolidated financial statements of Neptune as of March 31, 2020 and for the year ended March 31, 2020, before the effects of the revision described in note 24 referred to above, which consolidated financial statements have been incorporated by reference herein in reliance on the report of KPMG LLP, solely with respect to the financial statements before the effects of the retrospective adjustment, and upon the authority of said firm as experts in accounting and auditing. KPMG also audited the consolidated financial statements of Neptune as of March 31, 2020 and 2019 and for each of the years in the two year period ended March 31, 2020, for which the audit report refers to a change in the method of accounting for leases, and which consolidated financial statements, have been incorporated by reference herein in reliance on the report of KPMG and upon the authority of said firm as experts in accounting and auditing.

No securities regulatory authority, including without limitation the SEC or any state securities commission, has expressed an opinion about, or approved or disapproved, these securities and it is a criminal offence to claim otherwise. This prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Prospectus

Neptune Wellness Solutions Inc.

US$50,000,000

Common Shares

Warrants

Units

Neptune Wellness Solutions Inc. (“we”, “us”, “our”, “Neptune” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), warrants (“Warrants”) and units (“Units”) of the Company or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of US$50,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Shares, the number of Shares offered, the offering price, and any other terms specific to the Shares being offered, (ii) in the case of Warrants, the offering price, the designation, the number and the terms of the Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and on the Nasdaq Stock Market (“NASDAQ”) under the symbol “NEPT”. On January 27, 2022 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on: (i) the TSX was CAD $0.390; and (ii) the NASDAQ was $0.303. We will apply to have any Common Shares distributed under this Prospectus listed on the TSX and the NASDAQ provided the Common Shares are currently listed or traded on such exchanges. Any listing and admission will be subject to Neptune fulfilling all of the listing requirements of the TSX and the NASDAQ, respectively. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Our principal executive offices are located at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3, Telephone: (450) 687-2262.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Neptune is incorporated and governed under the laws of the Province of Quebec, Canada, that a number of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See “Risk Factors” beginning on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 9, 2022.

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement. References to this “Prospectus” include documents incorporated by reference therein. See “Documents Incorporated by Reference”. The information in or incorporated by reference into this Prospectus is current only as of its date. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to offer these Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains or incorporates by reference certain information and statements that may constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of U.S. federal securities laws, both of which we refer to as forward-looking statements, including, without limitation, statements relating to certain expectations, projections, new or improved product introductions, market expansion efforts, and other information related to our business strategy and future plans. Forward-looking statements can, but may not always, be identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing”, “assumes”, “goal”, “likely” and similar references to future periods or the negatives of these words and expressions and by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market and economic conditions, the effect of the covid-19 pandemic, business prospects or opportunities, future plans and strategies, projections, technological developments, anticipated events and trends and regulatory changes that affect us, our customers and our industries. Although the Company and management believe that the expectations reflected in such forward-looking statements are reasonable and based on reasonable assumptions and estimates, there can be no assurance that these assumptions or estimates are accurate or that any of these expectations will prove accurate. Forward-looking statements are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that could cause actual events to differ materially from those expressed or implied in such statement.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by the Company and expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus. Such statements are based on a number of assumptions and risks that may prove to be incorrect, including, without limitation, assumptions about:

•	our ability to continue as a going concern;

•	the performance of our production facility;

•	our ability to obtain and maintain the required authorizations for our production facility;

•	our ability to maintain customer relationships and demand for our products;

•	the overall business and economic conditions;

•	the potential financial opportunity of our addressable markets;

•	the competitive environment;

•	the protection of our current and future intellectual property rights;

•	our ability to recruit and retain the services of our key personnel;

•	our ability to develop commercially viable products;

•	our ability to pursue new business opportunities such as legal cannabis production;

•	our ability to obtain additional financing on reasonable terms or at all;

•	our ability to integrate our acquisitions and generate synergies; and

•	the impact of new laws and regulations in Canada, the United States or any other jurisdiction where we are currently doing business or intend to do business.

Certain forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Company believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Company is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in this Prospectus, are not exhaustive, shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Prospectus are expressly qualified in their entirety by this cautionary statement. Unless otherwise indicated, forward-looking statements in this Prospectus describe our expectations as of the date of this Prospectus and, accordingly, are subject to change after such date. We do not undertake to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

PUBLICLY AVAILABLE INFORMATION ON NEPTUNE

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”). These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. As of September 30, 2021 (the last business day of the Company’s most recent second fiscal quarter), the Company no longer met the definition of a foreign private issuer. Accordingly, the Company will be required to commence filing reports with the SEC as a U.S. domestic issuer, effective April 1, 2022, and will comply with all periodic disclosures and reporting requirements of the U.S. Exchange Act applicable to U.S. domestic issuers including the requirement to transition from IFRS to US GAAP for the year ended March 31, 2022. The Company may also be required to modify certain of our policies to comply with governance practices associated with U.S. domestic issuers.

Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 545 Promenade du Centropolis, Suite 100, Laval, Québec, Canada, H7T 0A3 (telephone (450) 687-2262). Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at www.neptunewellness.com.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	Our Annual Report on Form 40-F dated July 15, 2021 for the year ended March 31, 2021 (the “Form 40-F”) filed with the SEC on July 16, 2021;

(b)

the unaudited condensed consolidated interim financial statements of the Company for the three-month and six-month periods ended September 30, 2021 and 2020, together with the notes thereto, with the exception of the following disclosure on the cover page “The condensed interim consolidated financial statements of the Corporation for the period ended September 30, 2021 have not been reviewed by an independent auditor” (the “Q2 Financial Statements”), included as Exhibit  99.2 to the Form 6-K furnished to the SEC on November 15, 2021;

(c)

the management’s discussion and analysis of the Company for the three-month and six-month periods ended September 30, 2021 and 2020 (the “Q2 MD&A”), included as Exhibit  99.1 to the Form 6-K furnished to the SEC on November 15, 2021;

(d)

the management information circular of the Company dated July 30, 2021 prepared in connection with the Company’s annual and special meeting of shareholders held on August 26, 2021, included as Exhibit  99.2 to the Form 6-K furnished to the SEC on August 2, 2021;

(e)

the Notices of Change of Auditor of the Company dated September 23, 2021 and October 22, 2021, which were included as Exhibit 99.1 and 99.2, respectively, to the Form 6-K furnished to the SEC on November 4, 2021; and

(f)	the Form 6-K furnished to the SEC on January 28, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting the Company are generally provided and described in, among other documents, the Company’s annual and interim reports filed from time to time, which are incorporated by reference into this Prospectus and include the Company’s annual information form, annual management’s discussion and analysis and interim management’s discussion and analysis. In particular, see the “Risk Factors” heading in the Company’s latest annual information form and interim or annual management’s discussion and analysis, as the case may be.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

In addition to the risks set out in the latest annual information form in our Form 40-F, the Q2 MD&A and the other risk factors presented in a Prospectus Supplement or other reports that may, from time to time, be incorporated by reference into this Prospectus, prospective investors should also carefully consider the risks set out below.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

With the exception of certain warrants previously issued by us and listed on the TSX, there is no public market for our warrants, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of Warrants. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

There will be no market for the Units.

We have not applied and do not intend to apply to list the Units on any securities exchange. There will be no market through which Units may be sold and purchasers may not be able to resell Units purchased in any offering. If the Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market conditions, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Units or that a trading market for such Units will develop.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since March 31, 2021, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of September 30, 2021. This table should be read in conjunction with our unaudited interim condensed consolidated financial statements as at September 30, 2021 and for the three-month and six-month periods ended September 30, 2021, which are incorporated by reference into this Prospectus.

As at September 30, 2021
Liabilities
Trade and other payables	$19,703,213
Other current liabilities	2,883,449

Total current liabilities	22,586,662
Lease liabilities	3,283,008
Liability related to warrants	1,213,684
Loans and borrowings	14,816,376
Other liability	1,084,140

Total non-current liabilities	20,397,208
Equity
Share Capital	386,587,392
Warrants	23,952,883
Contributed surplus	70,389,769
Accumulated other comprehensive income	944,321
Deficit	(364,614,598)

Total equity attributable to equity holders of the Corporation	117,259,767
Non-controlling interest	24,600,866

Total liabilities and equity	184,844,503

There have been no material changes in our share capital and loans and borrowings, on a consolidated basis, since the date of our unaudited interim condensed consolidated financial statements as at September 30, 2021 and for the three-month and six-month periods ended September 30, 2021, which are incorporated by reference in the Prospectus.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation is comprised of an unlimited number of Common Shares and an unlimited number of preferred shares (“Preferred Shares”), issuable in one or more series. In accordance with our articles of incorporation, we created the “Series A Preferred Shares”, which are non-voting shares.

As at September 30, 2021, there were a total of (i) 167,269,729 Common Shares and no Preferred Shares issued and outstanding, (ii) options to purchase 20,570,225 Common Shares issued and outstanding, (iii) deferred share units which settle in 41,960 Common Shares issued and outstanding, (iv) restricted share units which settle in 849,994 Common Shares issued and outstanding and (v) warrants to purchase 23,582,401 Common Shares issued and outstanding.

See “Description of Common Shares,” “Description of Warrants,” and “Description of Units” for a description of the general terms that will apply to any Securities issued pursuant to this Prospectus. The Securities to be issued in connection with any Offering hereunder will be authorized by our Board at such time as the Board determines to conduct an Offering hereunder.

History of Share Capital

The following is a summary of our share capital for the three years preceding the date of this Prospectus.

On May 1, 2019, we issued 750,000 common shares to Investissement Québec (“IQ”) in connection with the exercise of a warrant to purchase common shares issued to IQ in connection with a loan to Neptune in 2013.

On May 22, 2019, we issued 600,000 common shares to Henri Harland as settlement of a claim brought by Mr. Harland.

On July 17, 2019, we issued an aggregate of 9,415,910 common shares to investors for gross proceeds to the Company of US$41.4 million.

On July 24, 2019, we issued 1,587,301 shares in connection with our acquisition of substantially all of the assets of Sugarleaf Labs, Inc.

From March 2020 through February 2021, we issued an aggregate of 9,570,735 common shares pursuant to an “at-the-market” equity program with Jefferies, LLC as sales agent, for approximately U$18.6 million in gross proceeds.

On July 15, 2020, we issued an aggregate of 4,773,584 common shares to investors for gross proceeds to the Company of U$12.65 million.

On October 22, 2020, we issued an aggregate of 16,203,700 common shares and warrants to purchase 10,532,401 common shares, each warrant having at an exercise price of US$2.25, for approximately US$35 million in gross proceeds.

On February 10, 2021, we issued an aggregate of 6,741,573 common shares as partial consideration in connection with our acquisition of 50.1% of the fully-diluted equity of Sprout Foods, Inc.

On February 19, 2021, we issued an aggregate of 27,500,000 common shares and warrants to purchase 6,875,000 common shares, each warrant having an exercise price of US$2.25, for approximately US$55 million in gross proceeds.

We have granted options to purchase our common shares and other equity interests to certain of our directors, executive officers and employees from time to time. See “Publicly Available Information on Neptune.”

MEMORANDUM AND ARTICLES OF ASSOCIATION

Bylaws and Articles of Association

We were incorporated, in Canada, under Part IA of the Companies Act (Quebec) (the “Companies Act”). The Company’s Articles of Incorporation as amended, which we refer to as our articles of incorporation, are on file with the Quebec Enterprise Registrar under the Quebec Enterprise Number 1148070734. Our articles of incorporation do not include a stated purpose and do not place any restrictions on the business that the Company carries on.

Directors

(a) Power to vote where material interest. Directors must not have any material interest in any organization carrying on business with the Company, except as permitted by applicable laws. Under the Civil Code of Quebec, to which the Company is subject as a legal person incorporated under the Companies Act (Quebec), a director of the Company must immediately disclose to the Board of Company any situation that may place him in a conflict of interest. Any such declaration of interest is recorded in the minutes of proceeding of the Board of Directors of the Company. The director abstains, except if required, from the discussion and voting on the question. In addition, it is the policy of the Company that an interested director recuse himself or herself from the decision-making process pertaining to a contract or transaction in which he or she has an interest.

(b) Power to vote on compensation in absence of independent quorum. Neither the Company’s articles nor its bylaws contain provisions with respect to directors’ power, in the absence of an independent quorum, to determine their remuneration.

(c) Borrowing powers. Subject to any restriction which may from time to time be included in the Company’s articles, by-laws, or Unanimous Shareholders’ Agreement, and without limiting the powers granted to the Company under the Company’s Act (Quebec), the directors of the Company are authorized at all times: i) to borrow money on the Company’s credit for amounts and upon conditions as may be deemed appropriate by obtaining loans or advances; ii) to issue bonds or other securities of the Company; iii) to pledge or sell such bonds or other securities for money at a price that is deemed appropriate; iv) to hypothecate, pledge or otherwise guarantee all or a portion of the Company’s real property, movable or immoveable, its business, its rights, present or future, or any borrowed sum or any other obligation or undertaking, present or future, of the Company; v) to delegate to certain directors or officers of the Company all or a part of the powers listed above, to the extent and in the manner determined by the directors.

(d) Retirement and age limit for directors. Neither the Company’s articles nor its by-laws contain any provision with respect to the retirement of directors under an age limit requirement.

(e) Number of shares (if any) required for director’s qualification. Neither the Company’s articles nor its by-laws contain any provision with respect to the number of shares, if any, required for the qualification of directors.

Share Rights

See the discussion in the section of this prospectus entitled “Description of Share Capital” for a summary of our authorized capital and the rights attached to our common shares.

Action Necessary to Change Rights of Shareholders

In order to change the rights of our shareholders, we would need to amend our articles of incorporation to effect the change. Such amendment would require the approval of holders of two-third of the shares cast at a duly called special meeting. For certain amendments such as those creating of a class of preferred shares, a shareholder is entitled to dissent in respect of such resolution amending our articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of its shares. These conditions are those required by law under the Company’s Act (Québec).

Meetings of Shareholders

An annual meeting of shareholders is held each year for the purpose of considering the financial statements and reports, electing directors, appointing auditors and for the transaction of other business as may be brought before the meeting. The board of directors has the power to call a special meeting of shareholders at any time.

Notice of the time and place of each meeting of shareholders must be given not less than 21 days, nor more than 60 days, before the date of each meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.

Notice of meeting of shareholders called for any other purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor, must state the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment on and must state the text of any special resolution or by-law to be submitted to the meeting.

The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

Limitations on Right to Own Securities

The Investment Canada Act requires “non-Canadian” (as defined in the Investment Canada Act) (Canada) individuals, governments, corporations and other entities who wish to acquire control of a “Canadian business” (as defined in the Investment Canada Act (Canada)) to file either an application for review (when certain asset value thresholds are met) or a post closing notification with the Director of Investments appointed under the Investment Canada Act (Canada), unless a specific exemption applies. The Investment Canada Act (Canada) requires that, when an acquisition of control of a Canadian business by a “non-Canadian” is subject to review, it must be approved by the Minister responsible for the Investment Canada Act (Canada) on the basis that the Minister is satisfied that the acquisition is “likely to be of net benefit to Canada”, having regard to criteria set forth in the Investment Canada Act (Canada).

Provisions that would have an Effect of Delaying, Deferring or Preventing Change of Control

None.

Ownership Threshold

None, other than thresholds required by law.

Differences in Corporate Law

We are governed by the QBCA which is generally similar to laws applicable to United States corporations. Significant differences between the QBCA and the Delaware General Corporation Law, or DGCL, which governs companies incorporated in the State of Delaware, include the differences summarized below. This summary is not an exhaustive review of the two statutes, and reference should be made to the full text of both statutes for particulars of the differences.

Number and Election of Directors

Delaware	Quebec

Under the DGCL, the board of directors must consist of at least one number. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by plurality vote of the stockholders, unless a shareholder-adopted bylaw prescribes a different required vote.

Under the QBCA, the board of directors of a corporation must consist of at least three members, at least two of whom must not be officers or employees of the corporation or an affiliate of the corporation, so long as the corporation remains a “reporting issuer” for purposes of the QBCA, which includes a corporation that has made a distribution of securities to the public. Under the QBCA, directors are elected by the shareholders, in the manner and for the term, not exceeding three years, set out in the corporation’s bylaws. Our bylaws provide that our directors are elected at each annual meeting of shareholders at which such an election is required.

Removal of Directors
Delaware	Quebec

Under the DGCL, any or all directors may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors unless the certificate of incorporation otherwise provides or in certain other circumstances if the corporation has cumulative voting.

Under the QBCA, unless the articles of a corporation provide for cumulative voting (which is not the case for us), shareholders of the corporation may, by resolution passed by a majority of the vote cast thereon at a special meeting of shareholders, remove any or all directors from office and may elect any qualified person to fill the resulting vacancy.

Vacancies on the Board of Directors
Delaware	Quebec

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under the QBCA, vacancies that exist on the board of directors may generally be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Board of Director Quorum and Vote Requirements
Delaware	Quebec

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or bylaws require a greater number. The bylaws may lower the number required for a quorum to one-third the number of directors, but no less.

Under the DGCL, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the certificate of incorporation or bylaws require a greater vote.

Under the QBCA, subject to the corporation’s bylaws, a majority of the directors in office constitutes a quorum at any meeting of the board. Our bylaws also provide that a majority of the directors in office constitutes a quorum at any meeting of the board.

Under the QBCA, a quorum of directors may exercise all the powers of the directors despite any vacancy on the board.

Transactions with Directors and Officers
Delaware	Quebec

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

Under the QBCA, every director or officer of a corporation must disclose the nature and value of any interest he or she has in a contract or transaction to which the corporation is a party. For the purposes of this rule, “interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction. In addition, a director or an officer must disclose any contract or transaction to which the corporation and any of the following are a party: (i) an associate of the director or officer; (ii) a group of which the director or officer is a director or officer; or (iii) a group in which the director or officer or an associate of the director or officer has an interest. Such disclosure is required even for a contract or transaction that does not require approval by the board of directors. If a director is required to disclose his or her interest in a contract or transaction, such director is not allowed to vote on any resolution to approve, amend or terminate the contract or transaction or be present during deliberations concerning the approval, amendment or termination of such contract or transaction, unless the contract or transaction (i) relates primarily to the remuneration of the director or an associate of the director as a director, officer, employee or mandatory of the corporation or an affiliate of the corporation, (ii) is for indemnity or liability insurance under the QBCA, or (iii) is with an affiliate of the corporation, and the sole interest of the director is as a director or officer of the affiliate.

If a director or officer does not disclose his or her interest in accordance with the QBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is nterested contrary to the QBCA, the corporation or a shareholder may ask the court to declare the contract or transaction null and to require the director or officer to account to the corporation for any profit or gain realized on it by the director or officer or the associates of the director or officer, and to remit the profit or gain to the corporation, according to the conditions the court considers appropriate. However, the contract or transaction may not be declared null if it was approved by the board of directors and the contract or transaction was in the interest of the corporation when it was approved, nor may the director or officer concerned, in such a case, be required to account for any profit or gain realized or to remit the profit or gain to the corporation. In addition, the contract or transaction may not be declared null if it was approved by ordinary resolution by the shareholders entitled to vote who do not have an interest in the contract or transaction, the required disclosure was made to the shareholders and the contract or transaction was in the best interests of the corporation when it was approved, and if the director or officer acted honestly and in good faith, he or she may not be required to account for the profit or gain realized and to remit the profit or gain to the corporation.

Limitation on Liability of Directors
Delaware	Quebec

The DGCL permits indemnification for derivative suits only for expenses (including legal fees) and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification.

Under the QBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another group (who is referred to in this document as an indemnifiable person) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person on the exercise of the person’s functions or arising from any investigative or other proceeding in which the person is involved if:

• the person acted honestly and loyalty in the interest of the corporation or other group, and

•  in the case of a proceeding enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.

An indemnifiable person is also entitled to indemnity for reasonable defense costs and expenses if the person fulfills the above-mentioned requirements and was not judged to have committed any fault or omitted to do anything the person ought to have done. In the case of a derivative action, indemnity may be made only with court approval.

Call and Notice of Stockholder Meetings
Delaware	Quebec

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the QBCA, an annual meeting of shareholders must be held no later than fifteen months after holding the last preceding annual meeting. Under the QBCA, the directors of a corporation may call a special meeting at any time. In addition, holders of not less than 10 percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

Stockholder Action by Written Consent
Delaware	Quebec
Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.	Under the QBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.
Stockholder Nominations and Proposals
Delaware	Quebec
Not applicable.

Under the QBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at an annual shareholders’ meeting and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the QBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to any annual meeting at which it solicits proxies, subject to certain exceptions. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the notice of meeting for the last annual shareholders’ meeting.

In addition, the QBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

Stockholder Quorum and Vote Requirements
Delaware	Quebec

Under the DGCL, quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or bylaws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote. Unless the DGCL, certificate of incorporation or bylaws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes of the shares present in person or represented by proxy.

Under the QBCA, unless the bylaws otherwise provide, the holders of a majority of the shares of a corporation entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum.

Amendment of Governing Instrument
Delaware	Quebec

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of Articles. Under the QBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Amendment of Bylaws. Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation nay, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Amendment of Bylaws. Under the QBCA, the directors may, by resolution, make, amend or repeal any bylaws that regulates the business or affairs of the corporation. Where the directors make, amend or repeal a bylaw, they are required under the QBCA to submit that action to the shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend that action by simple majority, or ordinary resolution. If the action is rejected by shareholders, or the directors of a corporation do not submit the action to the shareholders at the next meeting of shareholders, the action will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a bylaw having substantially the same purpose or effect will he effective until it is confirmed.

Votes on Mergers, Consolidations and Sales of Assets
Delaware	Quebec
The DGCL provides that the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the QBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution.”

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Dissenter’s Rights of Appraisal
Delaware	Quebec

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent to a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

The QBCA provides that shareholders of a corporation are entitled to exercise dissent rights (called “the right to demand the repurchase of shares”) and to be paid the fair value of their shares in connection with specified matters, including:

•  any amalgamation with another corporation (other than with certain affiliated corporations);

•  an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the transfer of shares;

•  an amendment to the corporation’s articles to add. change or remove any restriction upon the businesses or businesses that the corporation may carry on;

•  a continuance under the laws of another jurisdiction;

•  a sale, lease or exchange of the property of the corporation or of its subsidiaries if, as a result of such alienation, the corporation is unable to retain a significant part of its business activity;

•  a court order permitting a shareholder to exercise his right to demand the repurchase of his shares in connection with an application to the court for an order approving an arrangement proposed by the corporation;

•  the carrying out of a going-private transaction; and certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving reorganization or by a court order made in connection with an action for an oppression remedy.

Oppression Remedy
Delaware	Quebec
The DGCL does not provide for a similar remedy.

The QBCA provides an oppression remedy (called “rectification of abuse of power or iniquity”) that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to the interests of any securityholder, director or officer of the corporation if an application is made to a court by an “applicant”. An “applicant” with respect to a corporation means any of the following:

•  a present or former registered holder or beneficiary of securities of the corporation or any of its affiliates;

•  a present or former officer or director of the corporation or any of its affiliates; and

•  any other person who in the discretion of the court has the interest to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint (as in the case of a derivative action as described in “Shareholder Derivative Actions” below).

Shareholder Derivative Actions
Delaware	Quebec

Under the DGCL, stockholders may bring derivative actions on behalf of, and for the benefit of the corporation. The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains. A stockholder may not sue derivatively on behalf of the corporation unless the stockholder first makes demand on the corporation that it bring suit and the demand is refused, unless it is shown that making the demand would have been a futile act.

Under the QBCA, a shareholder of a corporation may apply to a Quebec court for leave to bring an action in the name of, and on behalf of, the corporation or any subsidiary, or to intervene in an existing action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or its subsidiary. Under the QBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

•  the shareholder has given the required 14-day notice to the directors of the corporation or the subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action;

•  the shareholder is acting in good faith; and

•  it appears to be in the interests of the corporation or the relevant subsidiary that the action be brought. prosecuted, defended or discontinued.

Under the QBCA, the court in a derivative action may make any order it thinks fit. In addition, under the QBCA, a court may order the corporation or its relevant subsidiary to pay the shareholder’s interim costs, including reasonable legal fees and disbursements. Although the shareholder may he held accountable for the interim costs on final disposition of the complaint, the shareholder is not required to give security for costs in a derivative action.

Anti-Takeover and Ownership Provisions
Delaware	Quebec

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

While the QBCA does not contain specific anti- takeover provisions with respect to “business combinations”, rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, ‘related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities.

We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. The Company had negative cash flow from operating activities of $73.6 million and $41.1 million for the year ended March 31, 2021 and for the six-month period ended September 30, 2021, respectively. The Company cannot guarantee that positive cash flow from operating activities will be obtained. The Company may continue to have negative cash flow from operating activities until sufficient levels of sales are achieved.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX, Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

The authorized share capital of the Company is comprised of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in one or more series. As permitted by the by-laws, in accordance with its articles of incorporation, the Company created the “Series A Preferred Shares”, which are non-voting shares.

As of the date of this Prospectus, there were a total of (i) 167,411,245 Common Shares and no Preferred Shares issued and outstanding, (ii) 23,582,401 warrants to purchase Common Shares issued and outstanding, (iii) 17,628,077 options to purchase Common Shares issued and outstanding, (iv) 150,656 deferred share units issued and outstanding, and (v) 927,917 restricted share units issued and outstanding.

Common Shares

Voting Rights

Each Common Share entitles its holder to receive notice of, and to attend and vote at, all annual or special meetings of the shareholders of the Company. Each Common Share entitles its holder to one vote at any meeting of the shareholders, other than meetings at which only the holders of a particular class or series of shares are entitled to vote due to statutory provisions or the specific attributes of this class or series.

Dividends

Subject to the prior rights of the holders of Preferred Shares ranking before the Common Share as to dividends, the holders of Common Shares are entitled to receive dividends as declared by the board of directors of the Company from the Company’s funds that are duly available for the payment of dividends.

Winding-up and Dissolution

In the event of the Company’s voluntary or involuntary winding-up or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Common Shares shall be entitled to receive, after payment by the Company to the holders of Preferred Shares ranking prior to Common Shares regarding the distribution of the Company’s assets in the case of winding-up or dissolution, share for share, the remainder of the property of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an Exhibit.

Preferred Shares

The Preferred Shares carry no voting rights. Preferred Shares may be issued at any time, in one or more series. The Company’s board of directors has the power to set the number of Preferred Shares and the consideration per share, as well as to determine the provisions attaching to each series of Preferred Shares (including dividends, redemption rights and conversion rights, where applicable). The shares in each series of Preferred Shares rank prior to the Common Shares of the Company with regard to payment of dividends, reimbursement of capital and division of assets in the event of the Company winding-up or dissolution. The holders of Preferred Shares shall not be entitled to receive notice of, or to attend or vote at the meetings of the shareholders, except: (i) in the event of a separate meeting or vote by class or by series as specified by law, (ii) where entitled to vote by class or series on amendments to the attributes attaching to the class or series, or (iii) where applicable, in the event of the Company’s omission to pay the number of periodical dividends, whether consecutive or not, as applicable to any series.

The board of directors of the Company has passed a by-law creating the Series A Preferred Shares. Series A Preferred Shares may be issued only as part of an acquisition by the Company of other companies or material assets. Series A Preferred Shares are non-voting, and entitle holders thereof to a fixed, preferential and non-cumulative annual dividend of 5% of the amount paid for the said shares.

The foregoing description of the terms of the Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles and general by-laws of the Company, each of which is attached hereto as an Exhibit.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv)  any other material terms and conditions of the Units.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and NASDAQ under the symbol “NEPT”. Trading price and volume of the Common Shares will be provided in each Prospectus Supplement.

DIVIDENDS

Neptune has never paid any cash dividends on its Common Shares. While the Company is not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Business Corporations Act (Québec), the Company does not intend to pay dividends on any of its Common Shares in the foreseeable future.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Osler, Hoskin & Harcourt LLP as to matters relating to Canadian law and by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $50,000,000 of Securities under the offering.

SEC registration fees	$4,635
Nasdaq Listing fees	(1)
TSX Listing fees	(1)
Printing Expenses	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	$4,635

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

EXPERTS

The consolidated financial statements of Neptune as of March 31, 2021 and 2020, and for the years ended March 31, 2021 and 2020, have been incorporated by reference herein and in the registration statement, and include the effects of the adjustment to retrospectively apply the revision to segments as described in Note 24 to the consolidated financial statements. In addition, the consolidated financial statements of Neptune as of March 31, 2020 and 2019, and for the years ended March 31, 2020 and 2019, have been incorporated by reference herein and in the registration statement. Ernst and Young LLP (“EY”), the prior auditors of the Company, audited the consolidated financial statements of fiscal 2021. KPMG LLP (“KPMG”) were appointed auditors of the Company on October 22, 2021 and audited the consolidated financial statements of fiscal 2020 and 2019.

The consolidated financial statements of Neptune as of March 31, 2021 and for the year ended March 31, 2021 appearing in Neptune’s Annual Report on Form 40-F for the year ended March 31, 2021, and the effectiveness of Neptune’s internal control over financial reporting as of March 31, 2021 (excluding the internal control over financial reporting of Sprout Foods), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Neptune’s internal control over financial reporting contains an explanatory paragraph describing the above-referenced exclusion of Sprout Foods from the scope of such firm’s audit of internal control over financial reporting, and which conclude, among other things, that Neptune did not maintain effective internal control over financial reporting as of March 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

KPMG, an independent registered public accounting firm, audited the consolidated financial statements of Neptune as of March 31, 2020 and for the year ended March 31, 2020, before the effects of the revision described in note 24 referred to above, which consolidated financial statements have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, solely with respect to the financial statements before the effects of the retrospective adjustment, and upon the authority of said firm as experts in accounting and auditing. KPMG also audited the consolidated financial statements of Neptune as of March 31, 2020 and 2019 and for each of the years in the two year period ended March 31, 2020, for which the audit report refers to a change in the method of accounting for leases, and which consolidated financial statements, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent and registrar for the Common Shares in Canada and the United States is Computershare Trust Company of Canada at its offices in Montreal, Québec.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Publicly Available Information on Neptune” above.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company’s securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. Remittances of interest to U.S. residents entitled to the benefits of such Convention are generally not subject to withholding taxes except in limited circumstances involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the offering of those Securities. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 545 Promenade du Centropolis, Suite 100, Laval, Quebec, Canada H7T 0A3 during normal business hours. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

US$5,000,002

1,300,000 Common Shares

1,945,526 Series C Common Share Purchase Warrants

1,945,526 Series D Common Share Purchase Warrants

645,526 Pre-Funded Common Share Purchase Warrants

NEPTUNE WELLNESS SOLUTIONS INC.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

June 21, 2022